May 14, 2007
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
Attention: Treasurer
          Re:     Extension Letter
Ladies and Gentlemen:
We refer to that certain Revolving Credit Agreement (the “Credit Agreement”) as made and entered into as of April 26, 2006, by and among Corn Products International, Inc., a Delaware corporation (the “U.S. Borrower”), Canada Starch Operating Company Inc., a company constituted under the federal laws of Canada (the “Canadian Borrower”; together with the U.S. Borrower, each individually a “Borrower” and collectively the “Borrowers”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), Bank of Montreal, as Canadian Funding Agent, (the “Canadian Funding Agent”), as Canadian issuing bank (the “Canadian Issuing Bank”) and as Canadian swing line lender (the “Canadian Swing Line Lender”), and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as US issuing bank (the “U.S. Issuing Bank”) and as US swing line lender (the “U.S. Swing Line Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.
     You have requested that the Lenders extend the Revolving Commitment Termination Date from April 26, 2011 until April 26, 2012 and the Lenders hereby agree to such extension and as a result thereof, the Borrowers, the Agents and the Lenders agree that the definition of Revolving Commitment Termination Date set forth in the Credit Agreement is hereby amended as follows:
     “Revolving Commitment Termination Date” shall mean the earlier of (i) April 26, 2012, and (ii) the date on which all amounts outstanding under this Agreement have been declared to be, or have automatically become, due and payable pursuant to Article IX.
     Each Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing and that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this letter agreement.
     The amendment set forth above is limited solely to the specific matters listed above and shall not be deemed to be a waiver of any Default or Event of Default or an amendment of any other provision of the Credit Agreement. This letter shall be governed by, and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York and all applicable laws of the United States of America. All terms of the Credit Agreement and the other Loan Documents, as modified hereby, remain in full force and effect and constitute the legal, valid, binding obligations of the Borrowers enforceable against each Borrower in accordance with such terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally. This letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of this letter agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
[signature pages follow]

2

Very truly yours, SUNTRUST BANK, as Lender, Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender
By:	/s/ Hugh Brown
	Name:	Hugh Brown
	Title:	Director

Signature Page to Corn Products Extension Letter

BANK OF MONTREAL, as Lender, Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender
By:	/s/ Ben Ciallella
	Name:	Ben Ciallella
	Title:	Vice President

Signature Page to Corn Products Extension Letter

HARRIS N.A., as Lender and Syndication Agent
By:	/s/ Robert H. Wolohan
	Name:	Robert H. Wolohan
	Title:	Vice President

Signature Page to Corn Products Extension Letter

ING CAPITAL LLC, as Lender and Co-Documentation Agent
By:	/s/ Lina A. Garcia
	Name:	Lina A. Garcia
	Title:	Vice President

Signature Page to Corn Products Extension Letter

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Lender and Co-Documentation Agent
By:	/s/ Brad Peterson
	Name:	Brad Peterson
	Title:	Executive Director

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Executive Director

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, CANADIAN BRANCH, as Lender
By:	/s/ Khurram Rahman-Khan
	Name:	Khurram Rahman-Khan
	Title:	Executive Director

By:	/s/ Juan Cumming
	Name:	Juan Cumming
	Title:	Executive Director

AGFIRST FARM CREDIT BANK, as Lender and Co-Documentation Agent
By:	/s/ J. Michael Mancini, Jr.
	Name:	J. Michael Mancini, Jr.
	Title:	Vice President

BANK OF AMERICA, N.A. as Lender
By:	/s/ Thomas R. Durham
	Name:	Thomas R. Durham
	Title:	Senior Vice President

BANK OF CHINA, NEW YORK BRANCH, as Lender
By:	/s/ William W. Smith
	Name:	William W. Smith
	Title:	Deputy General Manager

BANK OF CHINA, LOS ANGELES BRANCH, as Lender
By:	/s/ Xiao Wang
	Name:	Xiao Wang
	Title:	Branch Manager & First VP

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Lender
By:	/s/ Adrian Behan
	Name:	Adrian Behan
	Title:	Deputy Manager

By:	/s/ Mary Geffrey
	Name:	Mary Geffrey
	Title:	Director

COBANK, ACB, as Lender
By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	VP

FARM CREDIT BANK OF TEXAS, as Lender
By:	/s/ Eric J. Paul
	Name:	Eric J. Paul
	Title:	Managing Director

LASALLE BANK N.A., as Lender
By:	/s/ Lora Backofen
	Name:	Lora Backofen
	Title:	SVP & Division Head

MIZUHO CORPORATE BANK, LTD., as Lender
By:	/s/ Robert Gallagher
	Name:	Robert Gallagher
	Title:	Senior Vice President

NATIONAL CITY BANK, as Lender
By:	/s/ Michael Leong
	Name:	Michael Leong
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ James N. DeVries
	Name:	James N. DeVries
	Title:	Senior Vice President

THE BANK OF NEW YORK, as Lender
By:	/s/ Edward J. Daugherty
	Name:	Edward J. Daugherty
	Title:	Managing Director

COMERICA BANK, as Lender
By:	/s/ Arden J. Anderson
	Name:	A.J. Anderson
	Title:	First Vice President

COMERICA BANK, CANADA BRANCH, as Lender
By:	/s/ Omer Ahmed
	Name:	Omer Ahmed
	Title:	Portfolio Manager

FARM CREDIT SERVICES OF AMERICA, PCA, as Lender
By:	/s/ Bruce P. Rouse
	Name:	Bruce P. Rouse
	Title:	Vice-President

FIFTH THIRD BANK (CHICAGO), A MICHIGAN BANKING CORPORATION, as Lender
By:	/s/ Joseph A. Wemhoff
	Name:	Joseph A. Wemhoff
	Title:	Vice President

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender
By:	/s/ Ben Mahlich
	Name:	Ben Mahlich
	Title:	Assistant Vice President/Lending Officer

THE NORTHERN TRUST COMPANY, as Lender
By:	/s/ Keith Burson
	Name:	Keith Burson
	Title:	Vice President

WELLS FARGO BANK, N.A., as Lender
By:	/s/ Daniel Van Aken
	Name:	Daniel Van Aken
	Title:	Vice President

1ST FARM CREDIT SERVICES, PCA, as Lender
By:	/s/ Dale A. Richardson
	Name:	Dale A. Richardson
	Title:	Vice President, Illinois Capital Markets Group

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ M.D. Smith
	Name:	M.D. Smith
	Title:	Agent Operations

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Dana C. Mahoney
	Name:	Dana C. Mahone
	Title:	Director

Acknowledged and agreed to as of the
date herein above written:
BORROWERS:

CORN PRODUCTS INTERNATIONAL, INC., as U.S. Borrower
By:	/s/ Cheryl K. Beebe
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer

By:	/s/ Kimberly A. Hunter
	Name:	Kimberly A. Hunter
	Title:	Treasurer

CANADA STARCH OPERATING COMPANY INC., as Canadian Borrower
By:	/s/ Cheryl K. Beebe
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company, Inc.

By:	/s/ Kimberly A. Hunter
	Name:	Kimberly A. Hunter
	Title:	Treasurer of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company Inc.